As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-162466

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zep Inc.

(Exact name of registrant as specified in its certificate of incorporation)

Delaware	26-0783366
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1310 Seaboard Industrial Boulevard

Atlanta, Georgia 30318

(404) 352-1680

(Address, Including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

C. Francis Whitaker, III

Vice President, General Counsel and Secretary

Zep Inc.

1310 Seaboard Industrial Boulevard

Atlanta, Georgia 30318

(404) 352-1680

(404) 603-7958 (Telecopy)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

G. Roth Kehoe, II

Ronald J. Lieberman

Hunton & Williams LLP

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, Georgia 30308-2216

(404) 888-4000

(404) 888-4190 (Telecopy)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2009

PROSPECTUS

Zep Inc.

$200,000,000

Common Stock

Preferred Stock

Preferred Stock Purchase Rights

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ZEP.”

Investing in these securities involves substantial risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer  may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Incorporation by Reference of Information Filed With the SEC” below.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN DEFINITIONS

References in this prospectus to “we,” “our,” “us” and “our company” refer to Zep Inc., including, as the context requires, our direct and indirect subsidiaries. In this prospectus, we refer to the common stock, preferred stock, preferred stock purchase rights, depositary shares, debt securities, warrants, purchase contracts and units being offered collectively as “securities.”

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RISK FACTORS

Investing in any of our securities involves substantial risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. These risks are interrelated, and you should treat them as a whole. The risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Information” below.

FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “may”, “will” and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as any other documents filed by us with the SEC. These factors could cause actual results to differ materially from our forward-looking statements. For a further discussion of these factors, see the section above entitled “Risk Factors.”

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

OUR COMPANY

General

We manufacture, market, and act as a service provider for a wide range of cleaning and maintenance solutions for commercial, industrial, institutional and consumer end-markets. Our product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. We currently market these products and services under recognized and established brand names, such as Zep®, Zep Commercial®, Zep® Professional, Enforcer® and Selig™.

Through our direct sales organization, we provide cleaning and maintenance solutions to customers in a broad array of end-markets, including transportation, food processing and service, manufacturing, government and housekeeping. These customers include government entities and businesses ranging from small sole proprietorships to large corporations. In addition, our products are sold to contractors, small business owners and homeowners who want to purchase professional strength cleaning products through large and small home improvement retailers. We also sell certain of our products through a wholesale distribution channel.

We sell our products to customers primarily in the United States, Canada and Western Europe and operate manufacturing facilities in the United States and abroad. Our common stock is listed on the New York Stock Exchange under the ticker symbol “ZEP.”

Our Separation from Acuity Brands, Inc.

We were spun-off from Acuity Brands, Inc., or Acuity Brands, effective October 31, 2007 through a distribution of our common stock to Acuity Brands’ stockholders. This distribution, in the form of a stock dividend equal to one share of our common stock for every two shares of then-outstanding Acuity Brands common stock, was distributed on a pro rata basis to holders of record of Acuity Brands common stock at the close of business on October 17, 2007. As of the completion of this distribution, Acuity Brands no longer held an equity interest in our company, with the spin-off rendering us an independent public company. In conjunction with the separation of businesses, we and Acuity Brands entered into various agreements that address the allocation of assets and liabilities between us and that define our relationship after the separation. The Internal Revenue Service has issued a private letter ruling supporting the spin-off’s tax-free status, and we expect to conduct our operations in a manner that is compliant with the conditions set forth by that ruling. We and Acuity Brands have also received an opinion from external counsel supporting the spin-off’s tax-free status.

Our Principal Office

Our corporate headquarters is located at 1310 Seaboard Industrial Boulevard, Atlanta, Georgia 30318 and our telephone number is (404) 352-1680. We maintain a web site at http://www.zepinc.com. The information on our web site does not constitute a part of this prospectus.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we will use the net proceeds from sales of securities for general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital. Pending the application of the net proceeds, we expect to invest the net proceeds in short-term marketable securities or reduce our short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the last five fiscal years. For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense determined to represent interest. Because we did not have any preferred stock outstanding and therefore paid no preferred stock dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

During all periods presented prior to November 1, 2007 in the below listed tabular disclosure, we were a wholly owned subsidiary of Acuity Brands. Operating expenses included within our historical income statements that were incurred prior to November 1, 2007 reflect direct expenses of our business together with allocations of certain Acuity Brands corporate expenses that have been charged to us based on usage or other methodologies for allocating such expenses. In addition, the debt levels and associated interest costs reflected within periods presented prior to November 1, 2007 reflect assumptions regarding prospective debt issuances based upon our anticipated financial condition on or about the time of the spin-off. Debt in the amount of $75.0 million was assumed to have been outstanding during all periods preceding November 1, 2007. Accordingly, we have reflected the interest expense associated with these borrowings within our historical results of operations as though $75.0 million in total borrowings had been outstanding during all periods preceding that date. Our combined financial information for periods preceding our spin-off from Acuity Brands, as well as other periods, may not be indicative of our future performance. Furthermore, our combined financial information for periods preceding our spin-off from Acuity Brands does not necessarily reflect what our financial condition and results of operations would have been had we operated as a separate, stand-alone entity during all periods presented, as many changes have occurred and will continue to occur in our operations and capitalization as a result of our spin-off from Acuity Brands.

	Fiscal Year Ended August 31,
	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	7.2	7.4	5.1	7.8	10.6
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7.2	7.4	5.1	7.8	10.6

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may offer from time to time. The preferred stock purchase rights that are attached to and traded with the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part, are described under heading “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreements—Stockholder Protection Rights Agreement”. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreements—Stockholder Protection Rights Agreement”.

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 550,000,000, of which 500,000,000 are shares of common stock, par value $.01 per share, and 50,000,000 are shares of preferred stock, par value $.01 per share. As of September 30, 2009, 21,555,268 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds available therefor. All decisions regarding the declaration and payment of dividends will be at the discretion of our Board of Directors and will be evaluated from time to time in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our Board of Directors deems relevant.

The holders of shares of common stock are entitled to one vote for each share on all matters voted on by stockholders, and possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of our preferred stock. Our Board of Directors is divided into three classes of Directors serving staggered three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. Provided a quorum has been properly established in accordance with our bylaws, the holders of a plurality of shares of common stock voting for the election of our Directors can elect all of the Directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect Directors. There are no cumulative voting rights.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, a merger, consolidation or sale of all or substantially all of our assets, or an amendment of our bylaws or certain provisions of our certificate of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter is required for approval, provided a quorum is established. Pursuant to the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote on a merger, consolidation or sale of all or substantially all of our assets is required for approval of such events. For more information regarding the voting rights of our capital stock, see “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreement” below.

When we issue shares of our common stock, for and in receipt of consideration approved by our Board of Directors, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Other than the “fair price” provision contained in our certificate of incorporation that establishes certain requirements for business combinations between us and any stockholders owning 5% or more of our voting shares, neither our certificate of incorporation nor our bylaws contains any restrictions on the transfer of our common stock. The fair price provisions may have the affect of delaying, deferring or discouraging a change in control of our company, and thus may discourage or otherwise limit transfers of our common stock. See “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreement—Fair Price” below. In addition, there may be restrictions imposed by applicable securities laws on any transfer of shares of our common stock. Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

In the event of our liquidation, dissolution or winding up, each share of common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Certain Anti-Takeover Provisions of Delaware Law, Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreement

For a description of certain anti-takeover provisions under Delaware law or in our certificate of incorporation, bylaws or stockholder protection rights agreement, see “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreement” below.

Preferred Stock

Our Board of Directors is authorized without further stockholder approval (except as may be required by applicable law or the regulations promulgated on any exchange on which our securities are listed) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations, or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. The terms and rights of any such series may include:

•	the designation of the series;

•

the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

•

whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•

the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

Should our Board of Directors elect to exercise this authority, the rights and privileges of holders of shares of common stock could become subject to the rights and privileges of any such series of preferred stock. In addition, our Stockholder Protection Rights Agreement, which we refer to as the rights agreement, provides for the issuance of shares of participating preferred stock under the circumstances specified in the rights agreement, upon exercise or exchange of rights issued thereunder. See “Important Provisions of Delaware Law and Our Certificate of Incorporation, Bylaws and Stockholder Protection Rights Agreement—Stockholder Protection Rights Agreement” below.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is The Bank of New York Mellon.

DESCRIPTION OF DEPOSITARY SHARES

This section describes some of the general terms and provisions applicable to the depositary shares and depositary receipts that we may issue from time to time, other than pricing and related terms. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares and depositary receipts. You should read the description included in the applicable prospectus supplement, together with the more detailed provisions of the applicable deposit agreement, for provisions that may be important to you.

We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary that we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares. The depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There may be provisions: (a) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (b) regarding compensation of the depositary; (c) regarding resignation of the depositary; (d) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (e) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

The following summary of selected provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture that will be filed with the SEC in connection with an offering of our debt securities. Moreover, the terms of any series of debt securities offered by us may differ from the general description of terms presented below. Each of the open-ended senior indenture and open-ended subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified or will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The particular terms of any debt securities we offer will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. You should read that description and the description set forth below, together with the more detailed provisions of the applicable indenture, including the defined terms, which we will file with the SEC in connection with the offering, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

We may from time to time issue and sell debt securities. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and subordinated debt securities will be issued under one or more separate indentures between us and the indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

General

The debt securities will be our direct obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict us from reopening a previous issue of debt securities to issue additional debt securities of that series;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

•	The senior debt securities will rank senior to our subordinated debt securities.

Terms

Any series of debt securities offered by us will include specific terms, including some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

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the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

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the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

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whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof, and if so, the periods, prices and other terms regarding such repurchase or redemption;

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the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

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whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

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whether the offered debt securities will be convertible into or exchangeable for our common stock or other securities, and if so, the initial conversion or exchange price and the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures filed as exhibits to the accompanying prospectus supplements.

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in denominations of $1,000 or any integral multiple of $1,000, and we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption or conversion of senior or subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer.

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the indenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to the debt securities of each series. Any transfer of the debt securities will be registrable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner.

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

The following covenants will apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement:

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Except as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

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We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Subordination of Subordinated Debt Securities

Contractual provisions in the subordinated debt indenture may prohibit us from making payments on the subordinated debt securities, which are subordinate and junior in right of payment to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph, but does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or an indenture trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the indenture trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the applicable indenture trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, unless we indicate otherwise in the applicable prospectus supplement, each indenture requires that:

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the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

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immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

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either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture.

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures.

Conversion and Exchangeability

The holders of debt securities that are convertible into or exchangeable for our common stock or other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange right will be described in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of the debt securities would be subject to adjustment.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

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failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the applicable indenture trustee or we and the applicable indenture trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series; or

•	certain events involving our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the applicable indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the applicable indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on that series to be due and payable immediately. The indenture trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the applicable indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the applicable indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, with respect to the debt securities of that series, subject to certain limitations specified in the applicable indenture.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the applicable indenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the applicable indenture trustee to institute such proceedings as trustee; and

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the applicable indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable indenture trustee regarding our compliance with certain of the covenants in the indentures.

Waivers of Certain Covenants and Past Defaults

The holders of at least 25% of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (a) a default in the payment of principal, premium or interest or any additional amounts or (b) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series.

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 25% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

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reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

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change the place of payment, the currency in which the principal of, premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

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reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

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modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

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to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

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to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

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to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

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to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

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to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights.

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

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either (a) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (b) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

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we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

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we have delivered to the applicable indenture trustee an opinion of counsel to the effect that the holders will have no material and adverse federal income tax consequences as a result of the deposit or termination, and if the applicable debt securities are listed on the New York Stock Exchange an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest, and additional amounts, if any, with respect to the applicable debt securities when due.

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

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in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed outstanding will be the principal face amount of the indexed security at original issuance;

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in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not outstanding.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. We will describe the specific terms of each series of warrants we issue in the applicable prospectus supplement. The following description and any description of the warrant and related warrant agreement in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. Each prospectus supplement with respect to a series of warrants will describe the terms of the warrants offered pursuant to it, including one or more of the following:

•	the securities which may be purchased by exercising the warrants;

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus or debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the aggregate number of, and the price at which we will issue, the units

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences; and

•	whether the units will be listed on any securities exchange.

IMPORTANT PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STOCKHOLDER PROTECTION RIGHTS AGREEMENT

General

Our certificate of incorporation, our bylaws, our stockholder protection rights agreement, or rights agreement, and the Delaware General Corporation Law contain certain provisions that could (1) delay or make more difficult some transactions involving an actual or potential change of control of our company, (2) may limit the ability of stockholders to remove current directors or management or approve a transaction that a majority of our stockholders may deem to be in their best interests and, (3) could adversely affect the price of our securities. Set forth below is a description of the provisions contained in our certificate of incorporation and bylaws, our rights agreement, and the Delaware General Corporation Law that could impede or delay an acquisition of control of our company that our Board of Directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation, bylaws, and rights agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the Delaware General Corporation Law.

Classified Board of Directors

Our certificate of incorporation provides for our Board of Directors to be divided into three classes of Directors serving staggered three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our Board of Directors until the second annual stockholders meeting following the date on which the acquiror obtains the controlling stock interest and could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us and could thus increase the likelihood that incumbent Directors will retain their positions.

Number of Directors; Removal; Filling Vacancies

Our certificate of incorporation and bylaws provide that the number of Directors shall be fixed only by resolution of our Board of Directors from time to time. Our certificate of incorporation provides that the Directors may be removed by stockholders only both for cause and by the affirmative vote of at least 80% of the shares entitled to vote.

Our certificate of incorporation and bylaws provide that vacancies on the Board of Directors may be filled only by a majority vote of the remaining Directors or by the sole remaining Director.

Stockholder Action

Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders and that stockholders may not act by written consent. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by our Board of Directors. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting of stockholders.

Advance Notice for Stockholder Proposals or Nominations at Meetings

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as Directors at an annual meeting or a special meeting at which Directors are to be elected. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Exchange Act, nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders:

•	pursuant to the notice with respect to such meeting given by or at the direction of the Board of Directors;

•	by or at the direction of the Board of Directors; or

•

by any stockholder of record of common stock who was a stockholder of record at the time of the giving of notice for the annual meeting, who is entitled to vote at the meeting and who has complied with our notice procedures.

Additionally, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Board of Directors’ notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to our notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that Directors are to be elected at such special meeting, by any stockholder of record of common stock who is a stockholder of record at the time of the giving of notice for the special meeting, who is entitled to vote at the meeting and who has complied with our notice procedures.

For nominations or other business to be properly brought before an annual or special meeting by a stockholder:

•	the stockholder must have given timely notice in writing to our secretary;

•	such business must be a proper matter for stockholder action under the Delaware General Corporation Law;

•

if the stockholder, or the beneficial owner on whose behalf the proposal or nomination is made, has provided us with a notice meeting certain criteria established in our bylaws, as described below, the stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by the stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder, and must, in either case, have included the notice in such materials; and

•

if no notice relating to the proposal has been timely provided, the stockholder or beneficial owner proposing the business or nomination must not have solicited a number of proxies sufficient to have required the delivery of the notice.

For an annual meeting, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (1) the 90th day prior to the date of the annual meeting or (2) the 10th day following the day on which public announcement of the date of the annual meeting is first made.

For a special meeting, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not later than the close of business on the later of (1) the 90th day prior to the special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting.

A stockholder’s notice must set forth:

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as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of our capital stock which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of Directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected);

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of the stockholder, as they appear on our books, the residence name and address of such proposing stockholder and the name and address of the beneficial owner, (2) the class and number of shares of our stock which are directly or indirectly held of record or beneficially owned by such stockholder or the beneficial owner, a description of any derivative positions directly or indirectly held or beneficially held by the stockholder or the beneficial owner, and whether and the extent to which a hedging transaction has been entered into by or on behalf of such stockholder or the beneficial owner, (3) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or the beneficial owner and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) any other information relating to such stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of Directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (6) a representation as to whether either the stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect the nominee or nominees.

In the event that the number of Directors to be elected to our Board of Directors is increased and there is no public announcement made by us naming all of the nominees for Director or specifying the new size of the increased Board of Directors at least 100 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by our bylaws also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our secretary at our principal executive offices not later than the close of business on the tenth day following the day on which we first make the public announcement.

Only persons nominated in accordance with the procedures set forth in our bylaws are eligible to serve as Directors and only such business may be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our bylaws. The chairman of an annual or special meeting will have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in our bylaws and, if any proposed nomination or business is not in compliance with our bylaws, to declare that such defectively proposed business or nomination may not be presented for stockholder action at the meeting and is to be disregarded.

Amendments to Bylaws

Our certificate of incorporation provides that only our Board of Directors or the holders of 80% of the shares of our capital stock entitled to vote at an annual or special meeting of our stockholders have the power to amend or repeal our bylaws.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change, or repeal any provision of our certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on the proposal, with the exception of certain provisions of our certificate of incorporation which require a vote of 80% or more of the voting power.

Fair Price Provision

Our certificate of incorporation contains certain requirements for business combinations between us and any stockholders owning 5% or more of our voting shares. A majority of the shares of voting stock, other than those shares owned by such a stockholder, are required to approve the transaction unless:

•

our Board of Directors approved the business combination prior to the time the stockholder became an owner of 5% or more of our voting shares, or approved it later if a majority of the Directors voting to approve the transaction were members of our Board of Directors prior to the time the stockholder became an owner of 5% or more of our voting shares; or

•

(1) the consideration paid by the stockholder in exchange for the shares held by our other stockholders has a fair market value per share of not less than either: (a) the highest price per share (including the highest per share brokerage commission, transfer tax and soliciting dealers fees) paid by the stockholder in acquiring any of our capital stock, or (b) a price per share equal to (x) our aggregate earnings per share (appropriately adjusted for any subdivision of shares, stock dividend, or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on the business combination, multiplied by (y) the figure obtained by dividing the highest price per share (including the highest per share brokerage commission, transfer tax and soliciting dealers fees) paid by the stockholder in acquiring any of our stock by our earnings per share for the four full consecutive fiscal quarters immediately preceding the time when the stockholder became an owner of 5% or more of our voting shares, and

•

(2) there has been no reduction in our dividend rate subsequent to the time the stockholder acquired 5% or more of our voting shares which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the stockholder shall have become the beneficial owner of 5% or more of our voting shares, unless the reduction was approved by our Board of Directors and a majority of the Directors approving the reduction were members of our Board of Directors prior to the time the stockholder acquired a 5% position.

Our fair price provision may be amended only by the affirmative vote or consent of the holders of a majority of the shares of our voting stock, excluding those shares owned by a stockholder owning 5% or more of the voting shares.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors by resolution to issue one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series.

We believe that the availability of the preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having the authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities are listed. Although our Board of

Directors has no intention at the present time of doing so, it would have the power (subject to applicable law) to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer, or other takeover attempt. For instance, subject to applicable law, a series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block the transaction. See “—Stockholder Protection Rights Agreement” below.

Stockholder Protection Rights Agreement

We adopted a rights agreement on October 30, 2007, as amended on January 22, 2009. Pursuant to our rights agreement, each share of our common stock has attached to it one right to purchase, on or after the date on which the right separates from the common stock, as described below, one one-hundredth of a share of participating preferred stock, par value $.01 per share, for an exercise price of $55.00, which price will be subject to future adjustment. Initially, these rights are not exercisable and will be attached to all certificates representing shares of our common stock, and no separate certificate representing rights will be distributed. The rights will separate from our common stock, and the rights distribution date will occur, upon the earlier of:

•

the close of business on the first date of a public announcement that a person or group of affiliated or associated persons, which we refer to as an acquiring person, has acquired, or obtained the rights to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•

the close of business on the tenth business day following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of our outstanding common stock.

Under our rights agreement, the term “acquiring person” does not include (i) any person who is the beneficial owner of 15% or more of our outstanding common stock on the date of the rights agreement or a person who became the beneficial owner of 15% or more of our outstanding common stock solely as a result of an acquisition of common stock by us, until the time that the person acquires additional shares of our common stock other than through a dividend or stock split, (ii) any person who becomes the beneficial owner of 15% or more of our outstanding shares of common stock but who acquired beneficial ownership of shares of our common stock without any plan or intention to seek or affect control of our company, if such person promptly divests, or enters into an agreement with us, to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of our common stock (or securities convertible into, exchangeable into or exercisable for our common stock) so that such person ceases to be the beneficial owner of 15% or more of the outstanding shares of our common stock, or (iii) any person who or which our Board of Directors determines, prior to the time such person would otherwise be an acquiring person, should be exempted from the definition of acquiring person; provided, however that our Board of Directors may make such exemption subject to such conditions, if any, which our Board of Directors may determine. In addition, we, any of our subsidiaries and any employee stock ownership or other employee benefit plan of our company (including subsidiary) (or any entity or trustee holding shares of our common stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for our employees or the employees of any of our subsidiaries) or any person organized, appointed or established by us for or pursuant to the terms of any such plan is not included as an “acquiring person” under the rights agreement.

Our rights agreement provides that, until the rights separate from our common stock, the rights will be transferred with and only with our common stock. Share certificates issued prior to the date on which the rights separate from our common stock will evidence one right for each share of our common stock represented thereby and will contain a legend incorporating by reference the terms of our rights agreement. Promptly following the date on which the rights separate from our common stock, separate certificates evidencing the rights will be mailed to holders of record of our common stock at the time at which the rights separated from our common stock.

The rights will not be exercisable until they are separated from our common stock. The rights will expire on the earliest of (1) the exchange time (as defined below), (2) the close of business on the tenth anniversary of the spin-off of our company from Acuity Brands, (3) the date on which the rights are redeemed as described below and (4) immediately prior to the effective time of a consolidation, merger, or share exchange of us (a) into another corporation or (b) with another corporation where we are the surviving corporation but shares of our common stock are converted into cash or securities of another corporation, in either case pursuant to an agreement that we entered into prior to a stock acquisition date.

The exercise price of the rights and the number of rights outstanding, or in certain circumstances the securities purchasable upon exercise of the rights, may be adjusted from time to time to prevent dilution in the event of a common stock dividend on, or a subdivision or a combination into a smaller number of shares of, our common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for our common stock.

In the event that prior to the expiration of the rights a flip-in date occurs, each right (other than rights beneficially owned by the acquiring person or any affiliate or associate thereof, which rights become void) will constitute the right to purchase from us, upon the exercise thereof in accordance with the terms of our rights agreement, that number of shares of our common stock having an aggregate market price on the stock acquisition date equal to twice the exercise price for an amount in cash equal to the then current exercise price. In addition, our Board of Directors may, at its option, at any time after a flip-in date and prior to the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of our common stock, elect to exchange all of the then outstanding rights (other than rights beneficially owned by the acquiring person or its affiliates or associates, which rights become void) for shares of our common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the separation of the rights from the common stock, which we refer to as the exchange ratio. Immediately upon that action by our Board of Directors, which we refer to as the exchange time, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive a number of shares of our common stock equal to the exchange ratio. A flip-in date is defined in our rights agreement as any date that we first publicly announce that a person has become an acquiring person or such later date as our Board of Directors may from time to time fix by resolution adopted prior to the flip-in date that would otherwise have occurred.

Whenever we become obligated under the preceding paragraph to issue shares of our common stock upon exercise of or in exchange for rights, we may, at our option, substitute shares of our participating preferred stock for shares of our common stock, at a ratio of one one-hundredth of a share of the participating preferred for each share of our common stock.

In the event that prior to the expiration of our rights agreement we enter into, consummate or permit to occur a transaction or series of transactions after the time an acquiring person has become such in which, directly or indirectly,

•

we will consolidate, merge, or participate in a statutory share exchange with any other person if, at the time of the consolidation, merger, or statutory share exchange or at the time we enter into any agreement with respect to a consolidation, merger, or share exchange, the acquiring person is the beneficial owner of 90% or more of the outstanding shares of our common stock or controls our Board of Directors and either (1) any term of or arrangement concerning the treatment of shares of our common stock in the consolidation, merger, or statutory share exchange relating to the acquiring person is not identical to the terms and arrangements relating to other holders of our common stock or (2) the person with whom the transaction or transactions occur is the acquiring person or an affiliate or associate of the acquiring person; or

•

we or one or more of our subsidiaries sell or otherwise transfer assets (1) aggregating more than 50% of the assets or (2) generating more than 50% of the operating income or cash flow of our company and our subsidiaries, taken as a whole, to any other person or to two or more persons that are affiliated or otherwise acting in concert, if, at the time of the sale or transfer of assets or at the time we (or any subsidiary) enter into an agreement with respect to the sale or transfer, the acquiring person controls our Board of Directors, we will take such action as is necessary to ensure, and will not enter into, consummate, or permit the transaction until we have entered into a supplemental agreement with the person engaging in the transaction or the parent corporation thereof, for the benefit of the holders of the rights, provided that upon consummation or occurrence of the transaction:

•

each right will thereafter constitute the right to purchase from the surviving entity in the transaction, upon exercise of the right in accordance with the terms of our rights agreement, the number of shares of common stock of the surviving entity having an aggregate market price on the date of consummation or occurrence of the transaction equal to twice the exercise price for an amount in cash equal to the then current exercise price; and

•	the surviving entity will thereafter be liable for, and will assume, by virtue of the transaction and the supplemental agreement, all of our obligations and duties pursuant to our rights agreement.

Our Board of Directors may, at its option, at any time prior to the flip-in date, redeem all the then outstanding rights at a redemption price of $.01 per right. Immediately upon the action of our Board of Directors to redeem the rights, without any further action and without any notice, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price in cash or securities.

The holders of rights will, solely by reason of their ownership of rights, have no rights as stockholders of our company, including the right to vote or to receive dividends.

We and the rights agent may from time to time supplement or amend the rights agreement without the approval of any holders of rights (1) prior to the flip-in date, in any respect, and (2) on or after the flip-in date, to make any changes that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of rights generally or in order to cure any ambiguity or correct or supplement any inconsistent or defective provision contained therein.

The rights will not prevent a takeover of our company. However, the rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of our common stock unless the rights are first redeemed by our Board of Directors. Nevertheless, the rights should not interfere with a transaction that our board of directors determines is in our best interests and in the best interests of our stockholders because the rights can be terminated on or prior to the flip-in date and before the transaction is consummated.

As long as the rights are attached to our common stock, we will issue one right with each new share of our common stock so that all shares will have rights attached. The foregoing description of the rights is qualified in its entirety by reference to the rights agreement.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents Delaware corporations from engaging in a business combination involving a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder, that is, a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as affiliates and associates of any such person, for three years following the date that the stockholder became an interested stockholder unless:

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Either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained that status;

•

Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder), those shares owned by (1) persons who are directors as well as officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the Directors then in office approved either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We can issue the securities covered by this prospectus in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the manner in which the securities offered thereby will be issued.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents;

•	through any combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents;

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “ZEP”, prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest”, as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

CERTAIN LEGAL MATTERS

The validity of securities covered by this prospectus has been passed upon for us by Hunton & Williams LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated and combined financial statements and schedule included in our Annual Report on Form 10-K for the year ended August 31, 2009, and the effectiveness of our internal control over financial reporting as of August 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings on the SEC’s website at http://www.sec.gov . In addition, you can inspect and copy reports, prospectus and other information concerning us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock (symbol: “ZEP”) is listed.

Our Internet address is http://www.zepinc.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our Directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2009;

•	our Current Report on Form 8-K filed on September 8, 2009;

•	our Current Report on Form 8-K filed on October 8, 2009;

•	our Current Report on Form 8-K filed on October 13, 2009;

•	our Current Report on Form 8-K filed on October 14, 2009;

•	our Current Report on Form 8-K filed on November 5, 2009; and

•

the description of our common stock under the heading “Description of Capital Stock” in Exhibit 99.1 to our Registration Statement on Form 10, as amended, filed on October 10, 2007 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide a copy of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Legal Department at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to Legal Department, Zep Inc., 1310 Seaboard Industrial Boulevard, Atlanta, Georgia 30318, or you may ask for our Legal Department by calling (404) 352-1680.

COMMON STOCK

PREFERRED STOCK

PREFERRED STOCK PURCHASE RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Zep Inc. All amounts set forth below are estimates, except for the SEC registration fee and FINRA filing fee.

Amount to be paid
SEC registration fee	$11,160
FINRA filing fee	20,500
Printing expenses (1)	10,000
Legal fees and expenses (1)	40,000
Accountants’ fees and expenses (1)	10,000
Miscellaneous (including trustee and transfer agent fees) (1)	10,000

Total	$101,660

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities from time to time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant our Directors and officers a right to indemnification to the fullest extent permitted by law for all expenses relating to civil, criminal, administrative, or investigative procedures to which they are a party (i) by reason of the fact that they are or were Directors or officers of our company or (ii) by reason of the fact that, while they are or were Directors or officers of our company, they are or were serving at our request as a director, officer, or employee of another enterprise. Our bylaws further provide that an advancement for any such expenses shall only be made upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by us.

We have entered into indemnification agreements with certain of our Directors and officers. These agreements require us to indemnify these Directors and officers with respect to their activities as our Directors or officers or when serving at our request as a director, officer, or trustee of another corporation, trust or other enterprise against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal, administrative, or investigative) to which they are, or are threatened to be made, parties as a result of their service to us. We will agree to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee (i) the benefits provided by our certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (ii) the benefits provided by our certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which we exist at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by us; and (vi) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, Director, employee, or agent of our company with respect to suits or proceedings arising out of acts or omissions during his service to us. Each indemnitee will agree to notify us promptly of any proceeding brought or threatened and not to make any admission or settlement without our consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Restated Certificate of Incorporation of Zep Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on October 26, 2007).

3.2	Amended and Restated By-laws of Zep Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on October 6, 2008).

4.1	Senior Indenture (open-ended). ***

4.2	Subordinated Indenture (open-ended). ***

4.3	Form of Senior Note. ***

4.4	Form of Subordinated Note. ***

4.5	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on November 5, 2007).

4.6	Stockholder Protection Rights Agreement, dated October 30, 2007, between Zep Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on November 5, 2007).

4.7	First Amendment to Stockholder Protection Rights Agreement, dated January 22, 2009, between Zep Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 10(a) of the Quarterly Report on Form 10-Q of Zep Inc. filed with the SEC on April 9, 2009).

4.8	Form of Certificate of Designation. *

4.9	Form of Preferred Stock Certificate. *

4.10	Form of Deposit Agreement. *

4.11	Form of Purchase Contract Agreement. *

4.12	Form of Unit Agreement. *

4.13	Form of Unit Certificate. *

4.14	Form of Warrant Agreement. *

4.15	Form of Warrant Certificate. *

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by Zep Inc.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 of the Annual Report on Form 10-K of Zep Inc. filed with the SEC on October 29, 2009).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Power of Attorney. ***

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture. **

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture. **

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.
***	Previously filed.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of this registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) each prospectus required to be filed by pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430(B) under the Securities Act of 1933 relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act of 1933 for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(B) under the Securities Act of 1933, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(c)	The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or an behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on November 12, 2009.

ZEP INC.

By:	/S/ MARK R. BACHMANN
Name:	Mark R. Bachmann
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment no. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	*	By:	/S/ MARK R. BACHMANN
Name:	John K. Morgan	Name:	Mark R. Bachmann
Title:	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 12, 2009		Date: November 12, 2009

By:	*	By:	*
Name:	Earnest W. Deavenport, Jr.	Name:	Timothy T. Tevens
Title:	Director	Title:	Director

Date: November 12, 2009		Date: November 12, 2009

By:	*	By:	*
Name:	O.B. Grayson Hall, Jr.	Name:	Joseph Squicciarino
Title:	Director	Title:	Director

Date: November 12, 2009		Date: November 12, 2009

By:	*	By:	*
Name:	Sidney J. Nurkin	Name:	J. Veronica Biggins
Title:	Director	Title:	Director

Date: November 12, 2009		Date: November 12, 2009

*By:	/S/ MARK R. BACHMANN Mark R. Bachmann As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Restated Certificate of Incorporation of Zep Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on October 26, 2007).

3.2	Amended and Restated By-laws of Zep Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on October 6, 2008).

4.1	Senior Indenture (open-ended). ***

4.2	Subordinated Indenture (open-ended). ***

4.3	Form of Senior Note. ***

4.4	Form of Subordinated Note. ***

4.5	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on November 5, 2007).

4.6	Stockholder Protection Rights Agreement, dated October 30, 2007, between Zep Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K of Zep Inc. filed with the SEC on November 5, 2007).

4.7	First Amendment to Stockholder Protection Rights Agreement, dated January 22, 2009, between Zep Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 10(a) of the Quarterly Report on Form 10-Q of Zep Inc. filed with the SEC on April 9, 2009).

4.8	Form of Certificate of Designation. *

4.9	Form of Preferred Stock Certificate. *

4.10	Form of Deposit Agreement. *

4.11	Form of Purchase Contract Agreement. *

4.12	Form of Unit Agreement. *

4.13	Form of Unit Certificate. *

4.14	Form of Warrant Agreement. *

4.15	Form of Warrant Certificate. *

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by Zep Inc.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 of the Annual Report on Form 10-K of Zep Inc. filed with the SEC on October 29, 2009).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Power of Attorney. ***

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture. **

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture. **

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.
***	Previously filed.